As filed with the U.S. Securities and Exchange Commission on January 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRIDGEBIO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1850815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

421 Kipling Street

Palo Alto, CA 94301

(Address of Principal Executive Offices)

BRIDGEBIO PHARMA, INC. AMENDED AND RESTATED 2019 STOCK OPTION AND INCENTIVE PLAN

BRIDGEBIO PHARMA, INC. AMENDED AND RESTATED 2019 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Brian C. Stephenson

Chief Financial Officer

BridgeBio Pharma, Inc.

421 Kipling Street

Palo Alto, CA 94301

(Name and address of agent for service)

(650) 391-9740

(Telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq.

Maggie L. Wong, Esq.

Goodwin Procter LLP

3 Embarcadero Center, 28th Floor

San Francisco, CA 94111

Telephone: (415) 733-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value per share	6,142,469(3)	$67.14	$412,405,368.66	$44,993.43
Common stock, $0.001 par value per share	1,228,493(4)	$67.14	$82,481,020.02	$8,998.68
Total	7,370,962			$53,992.11

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act, and based on $67.14, the average of the high and low sales prices of the registrant’s common stock, as quoted on the Nasdaq Global Select Market, on January 22, 2021.

(3)

Represents 6,142,469 additional shares of common stock that were automatically added to the shares authorized for issuance under the BridgeBio Pharma, Inc. Amended and Restated 2019 Stock Option and Incentive Plan (the “2019 Plan”) on January 1, 2021, pursuant to an “evergreen” provision contained in the 2019 Plan. The number of shares added each year will be equal to the lesser of: (i) 5% of the outstanding shares on the immediately preceding December 31 or (ii) such amount as determined by the 2019 Plan administrator.

(4)

Represents 1,228,493 additional shares of common stock that were automatically added to the shares authorized for issuance under the BridgeBio Pharma, Inc. Amended and Restated 2019 Employee Stock Purchase Plan (the “ESPP”) on January 1, 2021, pursuant to an “evergreen” provision contained in the ESPP. The number of shares added each year will be equal to the least of: (i) 2,000,000 shares of common stock, (ii) one percent (1%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31st or (iii) such amount as determined by the ESPP administrator.

Proposed sales to take place as soon after the effective date of the registration statement as awards are granted, exercised or distributed under the 2019 Plan or the ESPP.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, BridgeBio Pharma, Inc. is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (1) 6,142,469 additional shares of its common stock under the 2019 Plan, pursuant to the provisions of the 2019 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2019 Plan on January 1, 2021, and (2) 1,228,493 additional shares of its common stock under the ESPP, pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the ESPP on January 1, 2021. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the registrant are incorporated by reference into this registration statement:

(a)

The contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-232491, 333-236872 and 333-239718), filed with the Commission on July 1, 2019, March 4, 2020 and July 7, 2020, respectively;

(b)	The registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (“Annual Report”);

(c)

The registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the Commission on May  14, 2020, August  11, 2020 and November 5, 2020;

(d)

The registrant’s Current Reports on Form 8-K filed with the Commission on January 7, 2020, February 19, 2020, March 4, 2020, March  6, 2020, March 10, 2020, March  24, 2020, April 29, 2020, June  8, 2020, June 24, 2020, October  5, 2020, October 6, 2020, October  23, 2020, November 6, 2020, January  4, 2021, January 12, 2021 and January 20, 2021; and

(e)

The description of the registrant’s common stock, which is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in Exhibit 4.4 to the Annual Report, including any amendments or reports filed for the purpose of updating such description.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (1)

4.2	Form of Amended and Restated Bylaws of the Registrant (2)

4.3	Specimen Common Stock Certificate (3)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Independent Registered Public Accounting Firm to BridgeBio Pharma, Inc.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Amended and Restated 2019 Stock Option and Incentive Plan and Forms thereunder (4)

99.2	Amended and Restated 2019 Employee Stock Purchase Plan (5)

*	Filed herewith.
(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 3, 2019 and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4, filed on November 6, 2020 and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1, filed on June 24, 2019 and incorporated herein by reference.
(4)	Filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8, filed on July 6, 2020 and incorporated herein by reference.
(5)	Filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q, filed on November 5, 2020 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, this 25th day of January, 2021.

BRIDGEBIO PHARMA, INC.

By:	/s/ Neil Kumar
Neil Kumar, Ph.D. Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Neil Kumar and Brian C. Stephenson as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Neil Kumar Neil Kumar, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	January 25, 2021

/s/ Brian C. Stephenson Brian C. Stephenson, Ph.D., CFA	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 25, 2021

/s/ Eric Aguiar Eric Aguiar, M.D.	Director	January 25, 2021

/s/ Jennifer E. Cook Jennifer E. Cook	Director	January 25, 2021

/s/ Ronald J. Daniels Ronald J. Daniels	Director	January 25, 2021

/s/ Charles Homcy Charles Homcy, M.D.	Director	January 25, 2021

/s/ Andrew W. Lo Andrew W. Lo, Ph.D.	Director	January 25, 2021

/s/ James C. Momtazee James C. Momtazee	Director	January 25, 2021

/s/ Ali Satvat Ali Satvat	Director	January 25, 2021

/s/ Brenton L. Saunders Brenton L. Saunders	Director	January 25, 2021

/s/ Randal Scott Randal Scott, Ph.D.	Director	January 25, 2021

/s/ Richard H. Scheller Richard H. Scheller, Ph.D.	Director	January 25, 2021